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                              [DIGITAL LETTERHEAD]

                              111 Powdermill Road
                           Maynard, Massachusetts USA
                                   01754-1418


                         DIGITAL EQUIPMENT CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                                 JUNE 11, 1998


                            A MERGER PRPOSAL - YOUR
                            VOTE IS VERY IMPORTANT!


Dear Stockholder:

     A few weeks ago, you received proxy material regarding the upcoming Special Meeting of Stockholders of Digital Equipment Corporation at which stockholders will be asked to approve a merger agreement between Digital and Compaq Computer Corporation. The meeting is only a short time away, and our records show that we have not yet received your proxy. Your vote is very important, regardless of the number of shares that you own.

     We have enclosed an additional proxy card and reply envelope for your convenience. The Board of Directors has unanimously approved the merger agreement and recommends that you vote FOR the proposal. Please sign, date and return the proxy today!

     If you have any questions, or if you need an additional copy of the proxy statement, please call Georgeson & Co., our proxy solicitor, at 1-800-223-2064.

     On behalf of the Board of Directors of Digital, thank you in advance for your support.



/S/ ROBERT B. PALMER
--------------------
ROBERT B. PALMER
Chairman of the Board, President
And Chief Executive Officer